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                                                                   Exhibit 10.14

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked by [****], have been separately filed with the Commission.


                     [Letterhead of RED Distribution, Inc.]

                                          October 16, 1996



VIA FAX (212) 742-1778

Mr. Larry Rosen
N2K Encoded Music
55 Broad Street, 10th Floor
New York, New York 10004

            Re:   RED Distribution, Inc. ("RED") with N2K Encoded Music


Dear Larry:

            Set forth below are the revised material terms on which RED proposes to enter into an exclusive distribution agency agreement with N2K Encoded Music (the "Label"):

            Term.  Three years.

            Payments. Net Proceeds (i.e., Net Sales plus liquidating reserves (if any) less RED's Distribution Fee, cooperative advertising and other charge-backs (see attached schedule)) will be paid 90 days end of month, except the Label will have the right to select two months of the first year of the Term on which to be paid 60 days end of month and two other months of the first year of the Term on which to be paid 30 days end of month.

            Distribution Fee. Calculated as a percentage of Net Sales (i.e., gross sales less discounts and returns).

            NET SALES (on a year-by-year basis)                FEE
            $[****] - $[****] million                          [****]%
            $[****] million - $[****] million                  [****]%
            $[****] million - $[****] million                  [****]%
            $[****] million - $[****] million                  [****]%
            $[****] million - +                                [****]%


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            The Distribution Fee applicable to year #2 will be the Distribution
Fee in effect at the end of year #1 and will be subject to the same reductions that are applicable to the Distribution Fee for year #1 as set forth above, provided, however, that the Distribution Fee for year #2 will commence at [****]% only if Net Sales in year #1 exceed $[****]. That is, if Net Sales in year #1 are greater than $[****] but less than $[****] the starting Distribution Fee for year #2 will be [****]%.

            Similarly, the Distribution Fee applicable to year #3 will be that which is in effect at the end of year #2 and will be subject to the same reductions that are applicable to the Distribution Fee for year #2. However (i) the Distribution Fee for year #3 will commence at [****]% only if Net Sales in year #2 exceed $[****] and (ii) if the year #2 Distribution Fee commenced at lower than [****]% and Net Sales in year #2 are less than $[****] then the Distribution Fee for year #3 will be the same as that set forth above applicable to year #1.

            Reserves. Provided the Label timely fulfills its Delivery Commitment, RED will hold no reserves until year #3. With respect to each month comprising the third year of the Term, RED will maintain a reserve equal to a percentage of Net Sales accruing during each such month. The percentage referred to in the preceding sentence will be computed by dividing (i) two times the aggregate amount credited to customers for returns received during months #12-#24 of the term by (ii) aggregate gross sales accruing during months #7-#18 of the Term. Promptly following the end of the Term, RED will perform an exposure analysis (i.e., compare shipments to SoundScan) to determine if the reserves it has established are excessive. If RED determines that the reserves are excessive, it will promptly liquidate any such excess. If, prior to its expiration, the Term is extended for 12 months or longer, RED will liquidate any reserves it has established during the third year.

            Reserve Liquidation. Reserves established during the third year of the Term will be liquidated 9 months following the end of the Term in order that they may be used as an offset against post-Term returns ("Post Term Returns Period").

            Delivery Commitment. The Label will deliver no less than 12 previously unreleased, newly compiled or recorded, studio albums during each year of the Term and no less than 4 such albums during each 6 months of each year of the Term.

            Protections. RED will require, and the Label will provide, a guaranty that the Label's next distributor will accept all post-Term returns. If at anytime during the Term or the Post Term Returns Period the Label's account is in a negative Net Proceeds position, the Label will promptly remit payment to RED in the amount of such negative balance. N2K, Inc. will provide RED with a guarantee for any monies owing to RED by the Label. If the Label's account is in a negative Net Proceeds position for a period of 60 days or more, RED will have the right to sell all or a portion of the Label's inventory under RED's control at a price determined by RED, in its good faith discretion, and apply the Net Proceeds from such sale to recoup the negative Net Proceeds. Any Net Proceeds resulting from such sale in excess of the negative Net Proceeds balance will accrue to the Label's account.

            Miscellaneous.

1. retail display in store contests - provided the Label, at its expense, supplies RED with the necessary materials, RED's ASR staff will implement on the Label's behalf up to four retail display/in store contests per year during the Term. The Label will be solely responsible for the prizes associated with those contests.


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2.    inventory and customer order information - RED will provide the Label with computerized reports regarding the Label's inventory and customer orders. The Label will be responsible for maintaining at its own cost a modem should it wish to have such reports transmitted via computer.

3. retail inventory reports - If, from time to time, RED elects to monitor the retail inventory of any of the Label's records, then RED will make such reports available to the Label.

4. designated product manager - RED will designate a "product manager" who will serve as the Label's liaison with RED.

5. office space - space permitting, the Label will be permitted to place one or more employees in RED's offices located outside New York. As we discussed, RED's offices in Los Angeles, Chicago and Atlanta are the most likely offices to have available space. The cost to the Label for placing its employees in RED's offices will be $[****] per month per employee, and the Label will be responsible for setting up and paying for its own phone and fax lines.

6. semi-monthly solicitation materials - provided the Label timely furnishes RED with the necessary materials, the Label's new release information will be included in RED's new release book. The cost to the Label will be approximately $[****] - $[****] per book.

7. inventory - RED will maintain, on a title-by-title and configuration-by-configuration basis, up to 3 month's of Label inventory at all times.

8.    ASR's - there is no separate charge for the services provided by RED's
      ASR's.

            Customer base. Notwithstanding the fact that RED will serve as the Label's exclusive distribution agent in the Territory, the Label will have the right to sell the Label's records to those computer stores, so-called "audiophile stores" and college bookstores with whom RED is not doing business, provided, however, that if RED commences during business with any particular store, then the Label will be precluded from selling directly to such store. The Label will be responsible for accepting returns of product originally shipped by the Label to such stores and reimbursing such stores for any amounts that may be due as a result of such returns. To the extent RED accepts any such returns, any amounts credited by RED to such stores will not serve to reduce gross sales solely for purposes of calculating the Distribution Fee.

            Purchase of a Label or Catalog. If, during the Term, the Label or its affiliate, parent or subsidiary acquires an existing label and/or catalog, records derived from such label or catalog will not necessarily be subject to the Label-RED agreement, however, the Label will promptly notify RED of its purchase of such label or catalog.

            (a) If such label or catalog remains subject to a pre-existing distribution agreement during the remainder of the Term, RED will have no rights with respect thereto.

            (b) If such label or catalog at the time it is acquired by the Label is either (i) not subject to a pre-existing distribution agreement or (ii) subject to a pre-existing distribution agreement pursuant to which such label or catalog has been distributed by a distributor other than a so-called "major distributor" but at any time thereafter it ceases to be governed by such pre-existing distribution agreement, then RED will have the right to require the Label to negotiate in good faith on an exclusive basis with RED for not less than thirty days in an attempt to consummate an agreement for the distribution of records derived from such label or catalog. If RED and the Label are unable to consummate such an agreement, then the Label will have the


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right to enter into an agreement with a third party distributor on terms no less favorable to the Label than those proposed by RED.

            (c) If, at the time it is acquired by the Label, the label or catalog is subject to a pre-existing distribution agreement with a so-called "major distributor" which ends during the Term of the Label-RED agreement and the Label wishes to enter into a distribution agreement with another "major distributor" therefor, the Label must notify RED thereof and RED will have the right to require the Label to negotiate in good faith on an exclusive basis with RED for not less than thirty days in an attempt to consummate an agreement for the distribution of records from such label or catalog. If RED and the Label are unable to consummate such an agreement, then the label will have the right to enter into an agreement with a third party distributor with respect thereto.

            (d) If, at the time it is acquired by the Label, the label or catalog is subject to a pre-existing distribution agreement with a so-called "major distributor" which agreement ends during the Term, and the Label negotiates a new agreement (or an extension to the existing agreement) with such major distributor, then RED will have no distribution rights with respect thereto.

            (e) If an acquired label, prior to its acquisition by the Label, is primarily "self- distributing" in that it does not rely on the services of a distributor for the distribution of a substantial percentage of its records, then so long as such label continues to be "self-distributing" RED will have no distribution rights with respect thereto. However, if at any time the Label decides to cause such label's records to be distributed by a distributor, then the relevant provisions of subparagraph (b) applicable to a label not subject to a pre-existing distribution agreement will apply to such previously self-distributed label.

            The Label will not transfer, assign, etc., any recordings or artists from the Label to another label in an attempt to frustrate or derogate from RED's rights under the Label-RED agreement. If the Label acquires recordings embodying primarily the performances of an artist whose records have been released (or are scheduled for release) by the Label, then such recordings will automatically be governed by the terms of the Label-RED agreement, and RED will not be obligated to provide any additional consideration therefor.

            Internet Sales Fulfillment. The Label will have the right to cause a subdistributor to fulfill orders received by the Label via the Internet, however, to the extent such subdistributor may also sell the Label's records to retail customers, then the Label will implement the following safeguards to ensure that such subdistributor will purchase from RED those quantities of the Label's records that are intended for resale to retail customers:

            (a) notify the subdistributor in writing that those qualities of the Label's records with which it has been provided by the Label are to be used solely to fulfill Internet orders received by the Label and, in that regard, the Label will not sell any records to the subdistributor; and

            (b) no less frequently than twice every calendar year, the Label will analyze the Label's inventory maintained by the subdistributor to determine whether the Label has been accounted to for all of the Label's records no longer maintained in inventory by the subdistributor.

            If RED reasonably believes that, notwithstanding the foregoing, such subdistributor is selling quantities of the Label's records supplied to it by the Label to customers to whom RED has the right to distribute the Label's records, and RED notifies the Label thereof, then the Label will notify the subdistributor that it should purchase from RED any records it intends for sale to


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retail customers. If, after such notice, the subdistributor continues to engage in such activity, then RED will have the right to terminate the Label-RED agreement.


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            The Label and RED hereby acknowledge the Label and RED's intent to enter into a formal agreement. Unless and until the Label and RED do so, this agreement shall set forth the entire understanding between the Label and RED with respect to the subject matter hereof an no amendment to or modification, waiver, termination or discharge of this agreement or any provision hereof shall be binding upon the Label and RED unless confirmed by a written instrument signed by the Label's and RED's authorized signatory.


                                          Very truly yours,

                                          RED DISTRIBUTION, INC.



                                          By:___________________________________



ACCEPTED AND AGREED TO:

N2K ENCODED MUSIC



By:___________________________________



ACCEPTED AND AGREED TO AS THE
FOREGOING PERTAINS TO ITS INTERESTS:


N2K, INC.



By:___________________________________


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Service                                         Price Per Unit
-------                                         --------------
Returns handling                                $[****]

Product stickering (label supplied) on
outside of shrinkwrap (all configurations)       [****]

Deface cutouts:
      Cassette                                   [****]
      CD                                         [****]

Product scrapping:
      Cassette                                   [****]
      CD                                         [****]

Refurbish returns:
      Cassette                                   [****]
      CD                                         [****]


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














                                October 16, 1996



N2K Encoded Music
55 Broad Street, 10th Floor
New York, New York 10004


Gentlemen:

            When signed by RED Distribution, Inc. ("RED") and you, the following shall constitute an amendment to that certain agreement between you and RED dated October 16, 1996 as in force immediately prior to the execution of this amendment (the "Agreement").

            1. All expressions used herein, unless herein separately defined, shall have the same meaning herein as in the Agreement.

            2. The Agreement is hereby amended to include the following:

                  "Territory.  The United States (including its territories, possessions and military bases)."

            Except as expressly or by necessary implication modified hereby, all provisions of the Agreement shall remain in full force and effect in accordance with their terms but in the event of any inconsistency(ies) between the provisions of the Agreement and the provisions hereof, the latter shall control.

                                          Very truly yours,

                                          RED DISTRIBUTION, INC.



                                          By:___________________________________


ACCEPTED AND AGREED TO:

N2K ENCODED MUSIC



By:____________________________


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